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                                                                   EXHIBIT 10.59
                              EMPLOYMENT AGREEMENT

       THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of January 4, 2000 by and between GENE LOGIC INC., a Delaware corporation (the "Company") and DAVID S. MURRAY, a New Jersey resident ("Murray").

                                    RECITALS:

       The Company desires to secure the services of Murray and Murray desires to perform such services for the Company on the terms and conditions as set forth in this Agreement.

       NOW, THEREFORE, in consideration of these premises and the mutual promises and conditions contained in this Agreement, the parties hereto hereby agree as follows:

       1. Employment and Duties. Subject to the terms and conditions of this Agreement, the Company shall employ Murray as a Senior Vice President of the Company and Murray hereby accepts such employment and such positions. Murray shall devote his full time, ability, attention, knowledge and skill to performing all duties as Senior Vice President of the Company as lawfully assigned or delegated to him by the President and Chief Operating Officer of the Company.

       2. Base Salary. In consideration for Murray's services to the Company during the term of his employment under this Agreement, Murray shall receive an annual base salary of $260,000 during 2000, and thereafter in such amounts as may be mutually agreed by the Company and Murray, but not less than $260,000. Base salary shall be paid in equal, semi-monthly installments from which the Company shall withhold and deduct all applicable federal and state income, social security, disability and other taxes as required by applicable laws.

       3. Stock Options. The Company will grant 120,000 stock options to Murray upon employment with the Company. On the date of your stock option grant, 20,000 of your stock options will vest. In addition, the remaining 100,000 options will be subject to vesting at the rate of 1/48 each month for 48 months, beginning on your date of hire. Such incentive stock options shall become exercisable according to the schedule established by the Board of Directors for the Company's Incentive Stock Option Plan.

       4. Additional Compensation and Benefits.

          4.1 Annual Performance Bonus. During each calendar year while this Agreement remains in force, commencing with 2000, Murray shall receive, in addition to the base salary specified in Section 2 above, an annual performance bonus divided into two parts--a guaranteed target amount of $90,000 and an additional $150,000 based on achieving revenue goals as mutually agreed by Murray and the President and Chief Operating Officer of the Company. Thereafter any annual cash bonus shall be in such amount as may be mutually agreed by the Company and Murray, but not less than $240,000.



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          4.2 Medical Benefits, Vacation and Sick Leave. Murray shall be entitled to participate in such medical, health and life insurance plans as the Company may from time to time implement, and to receive twenty-eight (28) days of paid vacation per year and sick leave on the same basis as the Company's other senior executives. This paid time off will be prorated depending on actual start date to accrue at 2.33 days per month.

          4.3 Pension Plan. Murray shall be entitled to participate as a beneficiary under such pension plan(s) as the Company may from time to time adopt, on the same basis as the Company's other senior executives.

       5. Confidentiality and Proprietary Inventions Agreement. Upon the commencement of the term of this Agreement, Murray shall enter into the Company's standard form of agreement relating to the treatment of the Company's confidential information and ownership of proprietary inventions.

       6. Term of Employment. Subject to the provisions of Section 7, the term of the employment engaged by this Agreement shall be a period of four (4) years commencing on the mutually agreed upon start date and ending four (4) years later, whereupon the term shall automatically renew for successive one (1) year periods unless one of the parties to the Agreement shall have given notice of its intention to terminate the Agreement not later than ninety (90) days prior to the end of such initial term or any such renewal term.

       7. Termination of Employment.

          7.1 For Cause. The Company may terminate this Agreement, effective immediately upon written notice to Murray, if at any time, in the reasonable opinion of the Company's Board of Directors, (a) Murray commits any material act of dishonesty, fraud or embezzlement with respect to the Company or any subsidiary or affiliate thereof, (b) is convicted of a crime of moral turpitude, or (c) breaches any material obligation under this Agreement. The Company's total liability to Murray in the event of termination of Murray's employment under this Subsection 7.1 shall be limited to the payment of Murray's salary and benefits through the effective date of termination.

          7.2 Without Cause. Upon any termination of this Agreement without cause by the Company, the Company shall pay to Murray as severance pay an amount equal to six (6) months of Murray's annualized base salary for that calendar year during which the termination becomes effective, in addition to such other compensation to which Murray may be entitled prior to the date of termination.

          7.3 By Murray. Murray reserves the right to terminate his employment hereunder for any reason upon thirty (30) days' written notice to the Company. The Company's total liability to Murray in the event of termination of Murray's employment under this Subsection 7.3 shall be limited to the payment of Murray's salary and benefits through the effective date of termination and the provisions of Subsection 7.2 shall not apply.



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       8. Miscellaneous.

          8.1 Modification. Any modification of this Agreement shall be effective only if reduced to writing and signed by the parties to be bound thereby.

          8.2 Entire Agreement. This Agreement constitutes the entire agreement between the Company and Murray pertaining to the subject matter hereof and supersedes all prior or contemporaneous written or verbal agreements and understandings between the parties in connection with the subject matter hereof.

          8.3 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall, nevertheless, continue in full force and effect without being impaired or invalidated in any way.

          8.4 Waiver. The parties hereto shall not be deemed to have waived any of their respective rights under this Agreement unless the waiver is in writing and signed by the waiving party. No delay in exercising any right shall be a waiver of such right nor shall a waiver of any right on one occasion operate as a waiver of such right on a future occasion.


          8.5 Costs of Enforcement. If any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, each party shall initially bear its own costs and legal fees associated with such action or proceeding. The prevailing party in any such action or proceeding shall be entitled to recover from the other party the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding.

          8.6 Notices. All notices provided for herein shall be in writing and delivered personally or sent by United States mail, registered or certified, postage paid or by Federal Express, addressed as follows:


                        To the Company:      Gene Logic Inc.
                                             708 Quince Orchard Road
                                             Gaithersburg, MD 20878

                        To Murray:           David S. Murray
                                             3 Ramsey Way
                                             Long Valley, NJ 07853


or to such other addresses as either of such parties may from time to time designate in writing. Any notice given under this Agreement shall be deemed to have been given on the date of actual receipt, or, if not received during normal business hours, on the next business day.

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       IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers or agents as of the date first written above.

"Company"                                                              "Employee"

GENE LOGIC INC.                                                        /s/ David S. Murray
a Delaware corporation                                                 --------------------
                                                                        David S. Murray
By: /s/ Mark D. Gessler
   -----------------------

Name:  Mark Gessler

Title: President and Chief Operating Officer



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